Exhibit 9.1b

                     Amendment to Financial Agent Agreement

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                  FIRST AMENDMENT TO FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 1st day of January, 1997 amends that certain Financial Agent Agreement dated December 11, 1996 by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

         WHEREAS, due to a scrivener's error, the Phoenix Convertible Fund Series was incorrectly classified as an "Equity" series rather than a "Balanced" series for purposes of applying the minimum fee; and

         WHEREAS, the parties wish to correct this error and correctly classify the Phoenix Convertible Fund Series as a "Balanced" series:

         NOW, THEREFORE, in consideration of the foregoing premises, Schedule A to the Agreement is hereby replaced with "Revised Schedule A" attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 26th day of February, 1997.

                   PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                   PHOENIX INCOME AND GROWTH FUND
                   PHOENIX MULTI-PORTFOLIO FUND
                   PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                   PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                   PHOENIX SERIES FUND
                   PHOENIX STRATEGIC ALLOCATION FUND, INC.
                   PHOENIX STRATEGIC EQUITY SERIES FUND
                   PHOENIX WORLDWIDE OPPORTUNITIES FUND


                   By:/s/ Philip R. McLoughlin
                      ----------------------------------------
                           Philip R. McLoughlin
                           President (as to all)

                   PHOENIX EQUITY PLANNING CORPORATION


                   By:/s/ David R. Pepin
                      ----------------------------------------
                             David R. Pepin
                             Executive Vice President


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                               REVISED SCHEDULE A

                                  FEE SCHEDULE

                 FEE INFORMATION FOR SERVICES AS FINANCIAL AGENT

         Annual Financial Agent Fees shall be based on the following formula:

          (1)      An incremental schedule applies as follows:

Up to $100 million:                 5 basis points on average daily net assets
$100 million to $300 million:       4 basis points on average daily net assets
$300 million thru $500 million:     3 basis points on average daily net assets
Greater than $500 million:          1.5 basis points on average daily net assets

A minimum fee will apply as follows:

         Money Market         $35,000
         Equity               $50,000
         Balanced             $60,000
         Fixed Income         $70,000
         International        $70,000
         REIT                 $70,000

         (2) An additional charge of $12,000 applies for each additional class of shares above one, over and above the minimum asset-based fee previously noted.

         The following tables indicates the classification and effective date for each of the applicable fund/series/portfolio:

         Classification                              Series Name
         --------------                              -----------

         Money Market         Phoenix Money Market Fund Series

         Equity Phoenix Aggressive Growth Fund Series Phoenix Endowment Equity Portfolio
                              Phoenix Equity Opportunities Fund
                              Phoenix Growth Fund Series
                              Phoenix Micro Cap Fund
                              Phoenix Mid Cap Portfolio
                              Phoenix Small Cap Fund
                              Phoenix Strategic Theme Fund


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         Classification                              Series Name
         --------------                              -----------

         Balanced             Phoenix Balanced Fund Series
                              Phoenix Convertible Fund Series
                              Phoenix Income and Growth Fund
                              Phoenix Strategic Allocation Fund, Inc.

         Fixed Income         Phoenix California Tax Exempt Bonds, Inc.
                              Phoenix Diversified Income Portfolio
                              Phoenix Emerging Markets Bond Portfolio
                              Phoenix High Yield Fund Series
                              Phoenix Multi-Sector Fixed Income Fund, Inc.
                              Phoenix Multi-Sector Short Term Bond Fund
                              Phoenix Tax-Exempt Bond Portfolio
                              Phoenix U.S. Government Securities Fund Series

         International        Phoenix International Portfolio
                              Phoenix Worldwide Opportunities Fund

         REIT                 Phoenix Real Estate Securities Portfolio